Exhibit 23.4

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.
Pomona, CA 91767

(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com
______________________________________________________________________________________

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in registration statement on Form S-1 of WPS, Inc., of my report dated August 9th., 2009 on my review of the financial statements of WPS, Inc., as of June 30th., 2009, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the reference to me under the caption “Experts”.

/s/ Arsahd M. Farooq
Arshad M. Farooq
Pomona, CA
August 9th., 2009